Exhibit 10.7

Form of

DEED OF OPTION CANCELLATION AND RELEASE

This DEED OF OPTION CANCELLATION AND RELEASE (this “Deed”), dated as of [*] (the “Cancellation Date”), is entered into by and between Diginex Solutions (HK) Limited, a company incorporated in Hong Kong (the “Company”) and [____] (the “Optionholder”), [an employee] of the Company.

WHEREAS, the Company has previously adopted a share option scheme (the “Share Option Scheme”), and has granted certain share options (the “Share Options”) to the Optionholder under the Share Option Scheme pursuant to an option grant letter dated [*] (the “Grant Letter”). As of the date hereof, certain of the Share Options granted to the Optionholder are either not vested and/or exercisable for shares of the Company;

WHEREAS, the Company is contemplating a reorganization of its corporate structure by which a Cayman Islands holding company will be set up. As part of the said corporate reorganization, the Company intends to terminate the Share Option Scheme and the purpose currently served by the Share Option Scheme will be served by a new share incentive scheme to be adopted by the Cayman Islands holding company; and

WHEREAS, the Optionholder agrees to waive and relinquish all of his/her rights under the Grant Letter, and agrees with the Company to terminate the Grant Letter and to cancel all of his/her Share Options as of the Effective Date (as defined below) so that on and after such date, the Grant Letter and Share Options shall be cancelled and of no further effect.

NOW THIS DEED WITNESSES as follows:

CANCELLATION OF SHARE OPTIONS

1.1 Termination of Grant Letter and Cancellation of Share Options. In consideration of the mutual premises and releases herein contained, the Optionholder hereby agrees that the Grant Letter and the Share Options identified and set forth on Exhibit A, attached hereto (the “Cancelled Options”), shall be cancelled, terminated, and of no further force or effect, effective on the Cancellation Date, and neither the Company nor the Optionholder shall have any further rights or obligations with respect to the Grant Letter and the Cancelled Options or with respect to any shares of the Company that could have been purchased upon exercise of the Cancelled Options.

1.2 Release. Effective as of the Cancellation Date, the Optionholder, for the Optionholder and the Optionholder’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages and liabilities in connection with any rights to acquire securities of the Company pursuant to the Cancelled Option and the shares of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown or suspected or claimed, whether arising under common law, in equity or under statute, which the Optionholder or the Optionholder’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided that this Section 1.2 shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Deed. The Optionholder covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4 Further Assurances. Each party to this Deed agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Deed.

1.5 Representations and Warranties. The Optionholder hereby represents and warrants to the Company that: (a) the Optionholder has full power and authority to enter into and perform this Deed and to carry out the transactions contemplated hereby; there are no restrictions on the cancellation and termination of the Cancelled Options; and (c) this Deed constitutes the legal, valid, and binding obligation of the Optionholder, enforceable against the Optionholder in accordance with its terms.

MISCELLANEOUS

2.1 Headings. The headings that are used in this Deed are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Deed.

2.2 Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Deed shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3 Execution. This Deed may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Deed and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Deed as to the parties and may be used in lieu of the original Deed for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4 Entire Agreement. This Deed contains the entire understanding of the parties to this Deed with respect to the subject matter contained in this Deed. This Deed supersedes all prior agreements and understandings among the parties with respect to such subject matter.

2.5 Governing Law and Jurisdiction. This Deed is governed by and shall be construed in accordance with the laws of Hong Kong. The Parties submit all their disputes arising out of or in connection with this Deed to the exclusive jurisdiction of the Courts of Hong Kong.

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Signature Page to Follow.]

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IN WITNESS whereof this Deed has been executed by or on behalf of the parties as a deed as of the date above.

SEALED with the common seal of DIGINEX SOLUTIONS (HK) LIMITED and SIGNED by	) ) ) ) ) ) ) ) )

SIGNED, SEALED AND DELIVERED by [NAME OF EMPLOYEE] in the presence of:	) ) ) ) ) ) )

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Exhibit A

Cancelled Options

Date of Grant	Number of Share Options Granted	Number of Share Options Cancelled

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Date:

Name of Grantee:

Re: Diginex Limited – Grant Letter of Share Options

Dear Sir/Madam,

We are pleased to announce that Diginex Limited (the “Company”) has decided to hereby grant you the following share options under the share option scheme of the Company, Diginex Limited – 2024 Employee Share Option Plan (the “Share Option Scheme”) subject to the following terms and conditions:

●	Number of Share Options Granted: XXX (Original HK share options of XXX times exchange ratio of 410) (the “Share Options”)
●	Total Number of Shares Underlying the Share Options Granted: XXX ordinary shares of the Company of par value of US$0.0005 each.
●	Vesting Schedule: all share options vested XXXX
●	Exercise Price: US$0.00005 per ordinary share

1.	The Share Options are granted and shall always be subject to the terms and conditions under the Share Option Scheme as may be amended by the directors of the Company from time to time.
2.	For the avoidance of doubt, the start date of employment shall be 1st July 2020.
3.	Any tax liability arising from the Share Options granted to and accepted by you will be your responsibility.
4.	This Share Options are purely discretionary and shall not form part of your agreed contractual remuneration. For the avoidance of doubt, the Company shall not be obliged to make subsequent bonus payments.
5.	By accepting this Share Options, you hereby agree to the terms and conditions of the share option granted to you by the Company necessary to comply with the provisions under the Scheme and all applicable laws, and that if there is any discrepancy between the provisions of the Share Option Scheme and your employment agreement, service agreement or any prior agreements with the Company, the Share Option Scheme shall prevail.
6.	This letter and the Share Option Scheme are strictly confidential.
7.	This letter will be governed by, and construed and enforced in accordance with, the laws of the Cayman Islands, without giving effect to the principles of conflicts of law thereof. Any dispute, controversy, difference or claim arising out of or relating to the Share Option Scheme, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it will be exclusively referred to and finally resolved by the courts of Cayman Islands.

Please confirm your agreement to the foregoing terms and conditions by signing where indicated below and return it to the Human Resources Department of the Company at HR@diginex.com.

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We would like to take this opportunity to thank you for your contribution to the company’s growth and look forward to seeing many more achievements and milestones together.

Yours faithfully,

Diginex Limited	Accepted and confirmed by Grantee

Name:	Name:

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